UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2014

Intellicheck Mobilisa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15465	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Otto Street, Port Townsend, WA 98368

(Address of principal executive offices)  (Zip code)

(360) 344-3233

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 4, 2014, Intellicheck Mobilisa, Inc. (the “Company”) held its Annual Stockholders Meeting (the “Annual Meeting”) at the offices of K&L Gates LLP located at 599 Lexington Avenue, Floor 32, New York, NY 10022-6030.

At the Annual Meeting, the Company’s stockholders elected Michael D. Malone, Lieutenant General Emil R. Bedard, Jack A. Davis, William P. Georges and Guy L. Smith to serve as directors for one-year terms or until their respective successors have been duly elected and qualified. The Company’s stockholders also ratified the appointment of EisnerAmper, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014.

The following tables show the voting results of the Annual Meeting:

1.	Election of directors

Director	For	Withheld	Broker Non-Votes

Michael D. Malone	1,940,017	23,919	2,098,015

Jack A. Davis	1,940,004	23,932	2,098,015

Lieutenant General Emil R. Bedard	1,940,767	23,169	2,098,015

William P. Georges	1,939,954	23,982	2,098,015

Guy L. Smith	1,940,079	23,857	2,098,015

2.	Ratify the appointment of EisnerAmper, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014.

	For	Against	Abstain

EisnerAmper	3,875,904	49,214	136,833

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 7, 2014	INTELLICHECK MOBILISA, INC.

	By:	/s/ Bill White
Bill White
Chief Financial Officer